Exhibit 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-1 (No. 33-99546) of The Chase Manhattan Bank of our report dated March 15, 2000 appearing as Exhibit
23.1 of this Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP

New York, New York
March 15, 2000